SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2015

IMAGEWARE SYSTEMS, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	001-15757	33-0224167
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10815 Rancho Bernardo Road, Suite 310, San Diego, California 92127
(Address of principal executive offices)

(619) 673-8600
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

See Item 8.01 below.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Creation of Series E Convertible Preferred Stock

On January 29, 2015, ImageWare Systems, Inc. (the “Company”) filed the Certificate of Designations, Preferences, and Rights of the Series E Convertible Preferred Stock (“Certificate of Designations”) with the Delaware Secretary of State, designating 12,000 shares of the Company’s preferred stock, par value $0.01 per share, as Series E Convertible Preferred Stock (“Series E Preferred”). Shares of Series E Preferred accrue dividends at a rate of 8% per annum if the Company chooses to pay accrued dividends in cash, and 10% per annum if the Company chooses to pay accrued dividends in shares of Common Stock. Each share of Series E Preferred has a liquidation preference of $1,000 per share (“Liquidation Preference”), and is convertible, at the option of the holder, into that number of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), equal to the Liquidation Preference, divided by $1.90.

The foregoing description of the Series E Preferred is qualified, in its entirety, by the full text of the Certificate of Designations, attached to this Current Report on Form 8-K as Exhibit 3.1, and incorporated by reference herein.

Elimination of Series C Preferred and Series D Preferred

On January 29, 2015, the Company’s Board of Directors approved the elimination of the Company’s Series C 8% Convertible Preferred Stock (“Series C Preferred”) and Series D 8% Convertible Preferred Stock (“Series D Preferred”), which eliminations were completed by filing certificates of elimination for both the Series C Preferred and Series D Preferred (the “Certificates of Elimination”) with the Delaware Secretary of State on January 30, 2015. No shares of either the Series C Preferred or Series D Preferred were outstanding at the time of the Board’s approval or the filing of the Certificates of Elimination.  Copies of the Certificates of Elimination for the Series C Preferred and Series D Preferred are attached to this Current Report on Form 8-K as exhibits 3.2 and 3.3, respectively.

Item 8.01     Other Events.

On January 29, 2015, the Company filed a prospectus supplement (the “Prospectus Supplement”) to its previously filed and currently effective shelf registration statement on Form S-3 (File No. 333-201442). Pursuant to the Prospectus Supplement, the Company intends to issue, from time to time, up to 12,000 shares of newly created shares of Series E Preferred (the “Series E Offering”).

Of the shares issuable pursuant to the Series E Offering, 2,000 shares will be issued to Neal I. Goldman a director of the Company and the holder of the Company’s existing $5.0 million line of credit (“Goldman”) (the “Line of Credit”), in exchange for approximately $2.0 million of the $2.35 million outstanding balance under the Line of Credit, plus interest accrued to date, pursuant to the terms and conditions of the Note Exchange Agreement entered into by the Company and Goldman on January 29, 2015 (the “Note Exchange Agreement”). The Company intends to satisfy the remaining outstanding balance of the Line of Credit with proceeds from the Series E Offering. The foregoing description of the Note Exchange Agreement is qualified, in its entirety, by the full text of the Note Exchange Agreement, attached to this Current Report on Form 8-K as Exhibit 10.1, and incorporated by reference herein.

The Company has received subscriptions from certain investors to purchase the remaining 10,000 shares not subject to the Note Exchange Agreement, and currently anticipates closing the Series E Offering on or before February 4, 20115.  A copy of the press release issued by the Company in connection with foregoing events is attached to this Current Report on Form 8-K as Exhibit 99.1.
The above disclosure shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01     Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGEWARE SYSTEMS, INC.

Date: January 30, 2015	By:	/s/ Wayne Wetherell
Wayne Wetherell
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Designations, Preferences, and Rights of the Series E Convertible Preferred Stock, dated January 29, 2015
3.2	Certificate of Elimination for the Series C 8% Convertible Preferred Stock of ImageWare Systems, Inc., dated January 30, 2015
3.3	Certificate of Elimination for the Series D 8% Convertible Preferred Stock of ImageWare Systems, Inc., dated January 30, 2015
10.1	Note Exchange Agreement, by and between ImageWare Systems, Inc. and Neal Goldman, dated January 29, 2015
99.1	Press release, dated January 30, 2015.